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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-32121 of Applied Graphics Technologies, Inc. on Form S-3 and Registration Statement No. 333-25059 of Applied Graphics Technologies, Inc. on Form S-8 of our report dated March 12, 1997, appearing in this Annual Report on Form 10-KA of Applied Graphics Technologies, Inc. for the year ended December 31, 1996.


DELOITTE & TOUCHE LLP


DELOITTE & TOUCHE LLP
New York, New York
August 27, 1997